                                                                   Exhibit 10.21

Portions of the following exhibit have been omitted under a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. Locations of these omitted portions is denoted by the following legend. [* *]

                                SUPPLY AGREEMENT

         THIS SUPPLY AGREEMENT (this "Agreement"), entered into as of the 5th day of May, 2004 ("Effective Date"), is between ROCKWELL MEDICAL TECHNOLOGIES, INC., a Michigan corporation ("ROCKWELL"), and DAVITA INC. ("DAVITA"), a Delaware corporation.

                                    RECITALS

         A. ROCKWELL is in the business of manufacturing and selling the dialysis products known as Dri-Sate(R) Dry Acid, Liquid Acid, Powder Bicarbonate and SteriLyte(R) Liquid Bicarbonate, and the cleaning agents, as more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Products");

         B. DAVITA is in the business of owning (in whole or in part) or managing and operating dialysis clinics, which business requires the purchase and use of supplies such as the Products; and

         C. DAVITA desires to purchase the Products listed in Exhibit A from ROCKWELL, on the terms and conditions contained in this Agreement.

         Therefore, the parties hereby agree as follows:

         1. Purchase of Products. During the Term (as hereinafter defined), ROCKWELL will sell to DAVITA such Products and in such quantities as DAVITA may from time to time order, at the prices as set forth in Exhibit A, in the states and in accordance with the service expansion time line set forth in Exhibit B (hereinafter defined as the "Territory"). Other states may be added to the Territory, and other ancillary dialysis products may be added to the Products to be sold hereunder, during the Term of this Agreement, but only upon the mutual written consent of both parties. ROCKWELL understands and acknowledges that DAVITA has not promised or committed to purchase any particular quantity of any of the Products or any particular percentage of its requirements for items such as the Products except as set forth in Section 3.b.

         2. Term. The term of this Agreement shall commence May 5, 2004 and continue for a period of three years (the "Term"), unless sooner terminated in accordance with section 9 below. Upon its expiration, the Term of the Agreement may be extended annually upon the written agreement of both parties.

         3.       Purchase Price.

         a. The purchase price for the Products shall be determined [* *] as set forth in Exhibit A. [*

                                                                              *]

                                                                              ]*

         b.       [*
















                                           *]

         4.       [*








                                                                              *]

         5. Delivery Limitations. The Purchase Prices set forth in Exhibit A cover standard shipping within the Territory for all Products, F.O.B. Destination. Notwithstanding the foregoing, all orders for Products to be shipped by ROCKWELL shall be subject to ROCKWELL's minimum purchase requirements and other shipping requirements set forth in Exhibit C. In the event DAVITA requires Products to be shipped outside of the Territory or requires some deviation from the minimum purchase requirements and other shipping requirements set forth in Exhibit C, ROCKWELL and DAVITA must agree beforehand on any increase in the purchase price with respect to such Products to cover any additional delivery costs. Any Products shipped internationally shall be shipped FOB from any ROCKWELL plant.

         6.       [*




                                                                              *]

[*







                               *]

         7.       [*






                                                                   *]

         8.       Failure to Perform Supply Obligation.

         a. In the event ROCKWELL cannot supply or does not deliver any Product(s) (whether as a result of force majeure or otherwise) within and for the time period required by DAVITA, to any clinics that are, as of the date of this Agreement, already purchasing Products from ROCKWELL or that later do so under section 4 above, ROCKWELL agrees that it shall give notice as promptly as is practicable under the circumstances to DAVITA, unless an order of a regulatory agency or other action arising out of patient safety concerns requires the giving of shorter notice. In the event ROCKWELL is unable to fulfill DAVITA'S orders within the Territory at any time during the Term of this Agreement, DAVITA may, as its sole and exclusive remedy, upon prior notice to ROCKWELL, seek other suppliers to fill purchase orders for some or all Products until DAVITA receives notification from ROCKWELL that ROCKWELL will again be able to deliver Products. If DAVITA is required to purchase Products from a third party under this Section 8, ROCKWELL will provide DAVITA with a [*

                                                                    ]*,including
legitimate freight charges incurred, in order to obtain similar or equivalent products from a different supplier(s). If ROCKWELL's inability to supply any Products exceeds ninety (90) days, DAVITA may, in its sole and absolute discretion, terminate this Agreement on no less than thirty (30) days notice.

         b.       [*








                                                                              *]

[*
                                    *]

         9. Termination Default. The following shall constitute a termination default ("Termination Default") hereunder:

                  a. substantial breach of the terms of this Agreement (other than a failure to perform described in Section 8 for which a sole and exclusive remedy is provided), which breach is not cured, corrected or otherwise
resolved within [*       *] days after written notice by the non-breaching party
(setting forth the particulars of the alleged breach) to the breaching party. A "substantial breach" shall include a failure to perform any material obligation hereunder, including without limitation a failure to pay any amount due hereunder or under any purchase order issued hereunder when due, other than amounts which DAVITA disputes in good faith; or

                  b. (i) the institution by or against a party or its assets of insolvency, receivership or bankruptcy proceedings or any other material proceedings for the settlement of such party's debts, (ii) a party's making a general assignment for the benefit of its creditors, or (iii) a party's dissolution.

         10. Termination. Upon the occurrence of a Termination Default hereunder, and only upon such occurrence, the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party. Termination of this Agreement shall not relieve either party of obligations incurred prior to the effective date of termination, including without limitation obligations of payment of monies or credits owed at the time of such termination. The provisions of this Section 10 and of Sections 13 (Confidentiality), 14 (Warranties), 15 (Indemnification and Insurance), 20 (Choice of law), 21 (Attorney fees), 25 (Open Records), 26 (Discounts), and any other provision the context of which shows the parties intended it to survive, shall survive any expiration or termination of this Agreement.

         11. Product Addition. Any products other than those set forth in Exhibit A may be included under the terms hereof, but only upon the mutual, written agreement of the parties. Prices for such products shall be negotiated by the parties in good faith and the agreed prices shall be confirmed in writing and made a part of this Agreement.

         12.      Training. ROCKWELL agrees to furnish,[*                     *]
complete and appropriate training regarding the use and maintenance of the Dri-Sate(R) Acid Mixer,[*



         *]

         13. Confidentiality. Both ROCKWELL and DAVITA agree that this Agreement represents and contains confidential information which shall not be disclosed to any third party, or otherwise made public, without prior written authorization of the other party, except where it is required by law or pursuant to subpoena or court or administrative order. Neither party shall make any public announcement (including, without limitation, any press release or other similar announcement) of the matters described in this Agreement without the express prior written consent of the other party. In the event of such disclosure, both parties must agree to the language of the disclosure. Each party agrees not to use, release, publish or distribute any materials or information (including but not limited to advertising and promotional materials) containing the names, tradenames, or trademarks of the other party without the express prior written consent of such other party. Each party and its agents shall keep confidential and shall hold in trust for the sole benefit of the other, and not disclose or use except in connection with the performance of its obligations hereunder, any and all trade secrets and other proprietary and confidential information regarding the other's business, customers, financial condition, practices or procedures (including business and clinical practices and protocols and patient information), whether disclosed by the other or discovered by it. Any breach of these provisions would cause irreparable harm to the other party, and each party agrees that it will not interpose the lack of such irreparable harm in any action to enforce these obligations. Notwithstanding the foregoing, either party may disclose the terms and the existence of this Agreement to the extent that is necessary to fulfill its obligations under state or federal securities laws, or under any exchange or market upon which the security of such party are traded. Each party agrees to require each of its subcontractors or agents providing services hereunder to provide reasonable assurance that such subcontractor or agent will comply with the terms of this Section 13, and any breach of this provision by any such subcontractor or agent shall be deemed a breach of this Agreement by the respective party hereto.

14. Warranties. Each party represents and warrants to the other that this Agreement (a) has been duly authorized, executed and delivered by it, and (b) constitutes a valid, legal, and binding agreement enforceable against it in accordance with its terms. ROCKWELL covenants and agrees that no Product delivered hereunder [*




                  *] ROCKWELL represents and warrants that it has all rights, licenses, permits and consents necessary to sell the Products to DAVITA (and to provide the Mixers to DAVITA), and to perform its obligations hereunder, and that it shall at all times comply in all material respects with all federal, state and local laws and regulations applicable to its business and its performance of its obligations under this Agreement. ROCKWELL further warrants that the Products purchased pursuant to this Agreement [*







                                                                              *]

ROCKWELL warrants that all Products purchased hereunder (as well as the Mixers) will be [*

         *] ROCKWELL shall service, maintain and repair the Mixers,[*

                                                                              *]
ROCKWELL will warranty the Mixer free from manufacturer defect for [*   *].
Repair or replacement of the Mixer is the sole and exclusive remedy for breach of warranty.

         15.      Indemnification and Insurance.

         a. ROCKWELL agrees to defend, indemnify and hold harmless DAVITA, its affiliates, successors, assigns, directors, officers, agents and employees ("DAVITA Indemnitees") from and against any and all liabilities, demands, losses, damages, and/or expenses (including costs, expenses, fines, amounts paid in settlements or judgments, reasonable attorneys' fees, witnesses' fees, investigation expenses, and, expenses incident thereto) (collectively referred to as "Damages") that DAVITA Indemnitees may suffer resulting from. [*





                               *] DAVITA agrees to indemnify, defend, and hold
ROCKWELL, its affiliates, successors, assigns, directors, officers, agents and employees ("ROCKWELL Indemnitees") harmless from [*









                                       *]

         b. In the event that any demand or claim is made or suit is commenced against DAVITA Indemnitees for which ROCKWELL has an indemnity obligation under this section, written notice of such shall be provided to ROCKWELL, and DAVITA Indemnitees shall cooperate with ROCKWELL in the defense of the demand, claim or suit to whatever reasonable extent ROCKWELL requires, and ROCKWELL shall have the right to compromise such claim to the extent of its own interest and shall undertake the defense of any such suit. No settlement by ROCKWELL shall be binding upon DAVITA without DAVITA's prior written consent. Notwithstanding, if ROCKWELL fails to assume its obligation to defend, DAVITA Indemnitees may do so to protect their interest and seek reimbursement from ROCKWELL

         c. In the event that any demand or claim is made or suit is commenced against ROCKWELL Indemnitees for which DAVITA has an indemnity obligation under this section, written notice of such shall be provided to DAVITA, and ROCKWELL Indemnitees shall cooperate with DAVITA in the defense of the demand, claim or suit to whatever reasonable extent DAVITA requires, and DAVITA shall have the right to compromise such claim to the extent of its own interest and shall undertake the defense of any such suit. No settlement by DAVITA shall be binding upon ROCKWELL without ROCKWELL's prior written consent. Notwithstanding, if DAVITA fails to assume its obligation to defend, ROCKWELL Indemnitees may do so to protect their interest and seek reimbursement from DAVITA.

         d.       [*








                  *]

         16. Severability. In the event any provision of this Agreement shall be held to be invalid or unenforceable in any respect, such provision shall be enforced to the fullest extent permitted by law and the remaining provisions of this Agreement shall remain in full force and effect. If any such invalid portion constitutes a material term of this Agreement, the parties shall meet and in good faith seek to mutually agree to modify this Agreement so as to retain, if possible, the overall essential terms of this Agreement.

         17. Waiver. The failure to insist upon strict adherence to one or more or all of the provisions of this Agreement on any one or more occasions, shall not be construed as a waiver, nor shall such course of action deprive a party of the right thereafter to require strict compliance with same.

         18. Entire Agreement. This Agreement is the entire agreement between the parties and supersedes any and all prior agreements and understandings between the parties, whether oral or written, relating to the subject matter hereof, including without limitation that certain Supply Agreement between the parties dated March 7, 2003, all of which are hereby terminated and superceded by this Agreement.. No amendments or modifications of the terms of this Agreement, including any conflicting or additional terms contained in any purchase order, acknowledgment form, or other written document submitted by either party, shall be binding on either party unless reduced to writing and signed by duly authorized representatives of both parties, or, in the case of waiver, signed by the party against whom such waiver is construed.

         19. Conflicts. To the extent that any provision of any purchase order, invoice, or any other document, or the terms of any of ROCKWELL'S or DAVITA'S general policies, procedures or catalogs, conflict with or materially alter any term of this Agreement, this Agreement shall govern and control.

         20. Choice of Law. The laws of the State of Delaware, without regard to principles of conflicts of laws, will govern this Agreement and its subject matter, construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement, its subject matter or any of the transactions contemplated by this Agreement.

         21. Attorney Fees. In the event of any litigation arising out of this Agreement, the prevailing party in any such litigation shall be entitled to recover its reasonable attorneys' fees and costs and expenses of litigation from the non-prevailing party as shall be approved by a court.

         22. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or three days after the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as set forth below, or one day following traceable delivery to a nationally recognized overnight delivery service with instructions for overnight delivery:

                  (a)      To ROCKWELL:     30142 Wixom Road
                                            Wixom, MI 48383
                                            Attn: Robert L. Chioini

                  (b)      To DAVITA:       601 Hawaii Avenue
                                            El Segundo, CA 90245
                                            Attn: Mike Staffieri, Manager of
                                            Corporate Finance and Strategic
                                            Planning

                           With a copy to:  601 Hawaii Avenue
                                            El Segundo, CA 90245
                                            Attn: General Counsel

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

         23. Successors and Assigns. Neither party may assign this Agreement to a third party without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, either party may, without the consent of the other, assign this Agreement to any entity that controls, is controlled by, or is under common control of such party. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         24. Force Majeure. Unless otherwise stated herein, all obligations of either party hereto shall be excused to the extent and for the period of time necessitated by the occurrence of any act of God, fire, casualty, flood, war, strike, lockout, labor trouble, failure of public utilities, injunction, accident, epidemic, riot, insurrection, or any other circumstances beyond the reasonable control of the party asserting it (and not caused by the negligence of the non-performing party), which prevents or delays the performance by such party of any of its obligations under this Agreement. However, if any such circumstances persist for longer than thirty (90) days, the unaffected party may terminate this Agreement effective at the end of such thirty (90)-day period.

         25. Open Records. To the extent required by Section 1861(v)(1)(I) of the Social Security Act, as amended, the parties will allow the U.S. Department of Health and Human Services, the U.S. Comptroller General and their duly authorized representatives, access to this Agreement and records necessary to verify the nature and extent of costs incurred pursuant to it during the Term and for four years following the last date Products are furnished under it. If ROCKWELL carries out the duties of this Agreement through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract shall also contain an access clause to permit access by the U.S. Department of Health and Human Services, the U.S. Comptroller General, and their duly authorized representatives to the related organization's books and records. Nothing in this paragraph is intended to waive any right either party may have under applicable law or regulations to retain in confidence information included in records so requested.

         26. Discounts. Any discounts, rebates, incentives, or other reductions in price issued by ROCKWELL to DAVITA under this Agreement may constitute a discount within the meaning of 42 U.S.C. Section 1320a-7b
(b)(3)(A). DAVITA may have an obligation to properly disclose and appropriately reflect such discount to any state or federal program that provides cost or charge based reimbursement to DAVITA for the items to which the discount applies. DAVITA will retain invoices and related pricing documentation and make them available on request to healthcare program representatives. In order to assist DAVITA's compliance with any such obligations, ROCKWELL agrees that it shall fully and accurately report all discounts on the invoices or statements submitted to DAVITA; or where the value of a discount is not known at the time of sale, ROCKWELL shall fully and accurately report the existence of the discount program on the invoices or statements submitted to DAVITA, and when the value of the discount becomes known, provide DAVITA with documentation of the calculation of the discount identifying the specific goods or services purchased to which the discount will be applied. ROCKWELL shall also provide to DAVITA any other information that DAVITA may request that is necessary for it to obtain in order to comply with any such obligations.

         27. Changes in Reimbursement Systems. The parties acknowledge and agree that the health care industry in which DAVITA operates is subject to constant and rapid fluctuation in many areas, including industry growth, consolidation and changes in reimbursement systems. Accordingly, the parties agree that (i) in the event of an increase in the number of facilities owned or managed by DAVITA, which facilities are not already purchasing Products from ROCKWELL; or (ii) in the event of any significant change in reimbursement systems or in reimbursement laws, or in the event of the actual enactment of any federal, state or local law or regulation, or the actual enactment of any reimbursement rule, guideline, final program memorandum, coverage decision, pricing decision, instruction or the like by the Centers for Medicare and Medicaid Services or any of Customer's Medicare fiscal intermediaries, or the actual inclusion of reimbursement systems that in any manner reforms, modifies, alters, restricts or otherwise affects the reimbursement available to DAVITA for the Products or its services, the parties shall meet and confer in good faith within thirty (30) days following DAVITA's request. Any modification must be mutually agreed to by the parties and set forth in a written amendment to this Agreement.

         28. Acquired Facilities. If DAVITA acquires any dialysis facility or facilities during the Term which has a pre-existing agreement with ROCKWELL for the purchase of any Products ("Acquired Facility"), ROCKWELL agrees that DAVITA may determine, [*




                                                               *]

         29. Counterparts. This Agreement may be executed in counterparts both of which shall be deemed to be originals. Captions are intended for convenience of reference only.

         30. Relationship. Neither party is in any way the legal representative or agent of the other nor authorized or empowered to assume any obligation of any kind, implied or expressed, on behalf of the other party, without the express written consent of the other. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

         31. Joint Preparation. Each party to this Agreement (a) has participated in the preparation of this Agreement; (b) has read and understands this Agreement; and (c) has been represented by counsel of its own choice in the negotiation and preparation of this Agreement. Each party represents that this Agreement is executed voluntarily and should not be construed against any party hereto solely because it drafted all or a portion hereof.

         32.      Compliance with [*            *] The parties agree to
negotiate in good faith to amend this Agreement and/or enter into such additional agreements to the extent deemed necessary or appropriate by DAVITA in connection with any disclosure by DAVITA to ROCKWELL of any patient information (including any individually identifiable health information) and/or to comply
with DAVITA's [*                                    *], or any federal or state
regulations or statutes related to privacy of health information. Simultaneously upon execution of this Agreement, DAVITA has delivered to ROCKWELL a copy of all
applicable [*                                   *] in effect on the date hereof,
and ROCKWELL acknowledges receipt of same and agrees to be bound by the requirements set forth therein. During the term of this Agreement, DAVITA shall provide to ROCKWELL, from time to time, with additional [*
*] as they become effective,[*                             *], at least thirty
(30) days prior to the effective date of each [*                *]. ROCKWELL and
DAVITA reserve the right to renegotiate this Agreement in good faith if any such changes materially increase ROCKWELL's cost and expenses.

         33. Good Product Support Services for the Products. Without limitation of the provisions of Section 34 below, ROCKWELL agrees that it may from time to time provide to DAVITA certain good product support services (the "Services"), at no additional cost or charge, but only to the extent that such can be accomplished without using any individually identifiable health information (as such term is defined in the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") codified at 45 C.F.R. parts 160 and 164). Any such Services shall be limited to those Services agreed to in writing from time to time between ROCKWELL and DAVITA ("Services Agreement"). ROCKWELL agrees to furnish such Services only in cooperation with

DAVITA, in a manner consistent with the policies and procedures of DAVITA, and in accordance with the terms otherwise set forth in this Agreement, including without limitation Section 34 hereof. Furthermore, ROCKWELL and DAVITA agree to provide their respective staff members with appropriate training regarding patient privacy and confidentiality, including with respect to such party's obligations under this Agreement.

         34. Access. ROCKWELL acknowledges, agrees and understands that absent an agreement between the parties as set forth in the preceding Section, none of its agents, representatives or employees shall be permitted access at any time to any of DAVITA'S clinics for any reason whatsoever. Following the execution and delivery of any Services Agreement, ROCKWELL may be granted access solely for the purposes described in such Services Agreement(s). Without limitation of the foregoing, ROCKWELL agrees that it and its agents, representatives and employees shall at all times comply with all applicable laws and regulations, and with DAVITA'S [*


                                    *] shall be identified to ROCKWELL [in
writing] from time to time by DAVITA as more fully described in Section 32), and that ROCKWELL'S discussion of the Products shall be in compliance with all such [*
         *] and all applicable laws and regulations. Furthermore, ROCKWELL acknowledges, agrees and understands that it must obtain DAVITA'S prior written approval of all proposed educational, marketing, and promotional materials and of all proposed presentations relating to ROCKWELL'S Products and their therapeutic class, any other ROCKWELL product, or otherwise, whether such materials or presentations are directed toward any employee or patient of DAVITA. Such approval may be given only by DAVITA'S Vice President, Clinical Operations, or his authorized representative. DAVITA'S Vice President, Clinical Operations or his authorized representative agrees to notify ROCKWELL of his decision within ten (10) business days of receipt of such request; otherwise such request will be deemed denied. Nothing in this section is intended to prevent ROCKWELL from access to DAVITA clinics to the extent necessary or appropriate to perform its services contemplated by this Agreement; provided, however, that ROCKWELL agrees to execute whatever documentation deemed necessary or appropriate by DaVita in order to support its compliance with DaVita's
[*                   *] and applicable law, including HIPAA.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ROCKWELL MEDICAL.                           DAVITA INC.
TECHNOLOGIES, INC.

By: /s/ Robert L. Chioini                   By: /s/ Guy Seay
-----------------------------               -----------------------
Its: President                              Its: V-P Finance

[ROCKWELL MEDICAL TECHNOLOGIES, INC. LOGO]

                                    EXHIBIT A

DATE:             MAY 5, 2004
ACCOUNT:          DAVITA, INC. - SUPPLY AGREEMENT
LOCATION:         SEE EXHIBIT B - SERVICE TERRITORY

--------------------------------------------------------------------------------
CATALOG #         DESCRIPTION         PACKAGING        UNIT        [*
                                                                              *]
--------------------------------------------------------------------------------

[*


































                                                                          *]
--------------------------------------------------------------------------------

   30142 Wixom Road - Wixom, MI 48393 - (248) 960-9009 - Fax (248) 960-9119 -
                                 (800) 449-3353

[ROCKWELL MEDICAL TECHNOLOGIES, INC. LOGO]

                          EXHIBIT B - SERVICE TERRITORY

         SUPPLY AGREEMENT - MAY 5, 2004

         [*




















                                                               *]

   30142 Wixom Road - Wixom, MI 48393 - (248) 960-9009 - Fax (248) 960-9119 -
                                 (800) 449-3353

[ROCKWELL MEDICAL TECHNOLOGIES, INC. LOGO]

                                    EXHIBIT C
                      DAVITA SHIPPING & ORDERING GUIDELINES

GENERAL GUIDELINES APPLICABLE TO ALL PRODUCTS (DRI-SATE(R) DRY ACID CONCENTRATE,
         LIQUID ACID CONCENTRATE, BICARBONATE POWDER, STERILYTE(TM) LIQUID BICARBONATE, and CLEANING AGENTS)

         [*







































                                                                              *]

   30142 Wixom Road - Wixom, MI 48393 - (248) 960-9009 - Fax (248) 960-9119 -
                                 (800) 449-3353